Exhibit 99.2

ROWAN COMPANIES, INC. OFFSHORE RIG FLEET AND CONTRACT STATUS As of January 26, 2009
OFFSHORE RIGS

						Contract Status
	LeTourneau	Depth (feet)		Year in			Day Rate	Estimated
Name	Class	Water	Drilling	Service	Location	Customer	(in thousands)	Duration	Comments ($ in thousands)
Cantilever Jack-up Rigs:
240C #4	240-C	400	35,000	—	—	—	—	—	Rig construction cancelled.
Rowan EXL #4	S116-E	350	35,000	TBD	TBD	TBD	TBD	TBD	Requested shipyard to suspend construction pending decision in coming months to go forward.
Rowan EXL #3	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in 2010.
Joe Douglas	240-C	400	35,000	TBD	TBD	TBD	TBD	TBD	Rig construction currently suspended; determination to resume construction expected by mid year 2009.
Rowan EXL #2	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in 2010.
Rowan EXL #1	S116-E	350	35,000	2010	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected in 2010.
Ralph Coffman	240-C	400	35,000	2009	TBD	TBD	TBD	TBD	Rig currently under construction with delivery expected during Q4 2009.
J.P. Bussell	225-C	300	35,000	2008	Gulf of Mexico	Mariner	Low 160s	March 2009
					Egypt	Shell	Low 180s	May 2011	Letter of intent for two wells (approximately 24 months) expected to commence during Q4 2009; day rate includes amortization of related mobilization/modification revenues.
Rowan-Mississippi	240-C	375	35,000	2008	Gulf of Mexico	McMoRan	Low 220s	November 2010
Hank Boswell	225-C	300	35,000	2006	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Keller	225-C	300	35,000	2005	Middle East	Saudi Aramco	Low 180s	May 2011
Scooter Yeargain	225-C	300	35,000	2004	Middle East	Saudi Aramco	Low 190s	March 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	BP	Low 220s	June 2009
Rowan Gorilla VII	219-C	400	35,000	2002	West Africa	Cabinda	Low 330s	April 2010
Rowan Gorilla VI	219-C	400	35,000	2000	North Sea	CNR	Mid 300s	May 2009
						BG	Low 150s	July 2009	Rig is expected to enter shipyard in June 2009 for upgrades in connection with Norway assignment.
						BG	Mid 360s	May 2010	Day rate includes estimated amortization of related modification revenues.
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total	Low 260s	August 2010
Rowan Gorilla IV	200-C	450	35,000	1986	Gulf of Mexico	W&T	Low 200s	June 2009	Two wells with a guaranteed minimum term of 150 days.
Rowan Gorilla III	200-C	450	30,000	1984	Gulf of Mexico	Available			Rig is currently in shipyard for certain inspections and modifications.
					Eastern Canada	ExxonMobil	Mid 300s	October 2009	Letter of intent for one well (approximately 90 days); rig is expected to mobilize to Canada during Q2 2009; day rate includes estimated amortization of related mobilization/modification revenues.
						EnCana	Mid 300s	April 2010	Day rate includes estimated amortization of related mobilization/modification revenues.
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Devon	Low 190s	January 2011	Two-year term contract; certain rig modifications are underway at a dayrate in the low $120s and capped at a maximum period of 21 days.
Rowan-California	116-C	300	30,000	1983	Middle East	Saudi Aramco	Mid 110s	April 2009	Customer has an option to extend the contract for one additional year at a day rate in the mid $110s.
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 100s	February 2009
Gilbert Rowe	116-C	350	30,000	1981	Middle East	Maersk	Low 190s	January 2009
Arch Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009	Customer has an option to extend the contract for one additional year at a day rate in the mid $110s.
Charles Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009	Customer has an option to extend the contract for one additional year at a day rate in the mid $110s.
Rowan-Paris	116-C	350	30,000	1980	Middle East	Maersk	Low 190s	January 2009	Day rate includes estimated amortization of related mobilization/modification revenues.
						Maersk	Low 170s	January 2010
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Saudi Aramco	Mid 110s	April 2009	Customer has an option to extend the contract for one additional year at a day rate in the mid $110s.
Conventional Jack-up Rigs:
Rowan-Juneau	116	250	30,000	1977	Gulf of Mexico	Newfield	High 90s	June 2009
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Stone Energy	Low 120s	February 2009
Rowan-Louisiana	84	350	30,000	1975	Gulf of Mexico	Newfield	Low 120s	February 2009
Rig Class denotes LeTourneau, Inc. hull number. 200-C is a Gorilla class unit designed for extreme hostile environment capability. 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class, and 224-C is a Super Gorilla XL design. 225-C is a Tarzan Class unit. 240-C is LeTourneau’s latest jack-up design. Rowan EXL is an enhanced version of the Super 116E class. Unless otherwise indicated, all day rates include estimated amortization of contract mobilization/modification revenues. Estimated contract durations reflect either stated drilling periods or expected time required for the contracted well or wells.
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.
This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Relevant factors have been disclosed in the Company’s filings with the U. S. Securities and Exchange Commission.
Revisions to Fleet Status Report Noted in Bold